                                                                  EXHIBIT (1)(E)

                                 UST MASTER FUNDS, INC.

                                 ARTICLES SUPPLEMENTARY



          UST Master Funds, Inc., a Maryland Corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company has reclassified the unissued shares of the Company's Class A Common Stock, Class B Common Stock and Class D Common Stock pursuant to the following resolutions:

               RESOLVED, that pursuant to Article VI of the Articles of Incorporation of UST Master Funds, Inc. (the "Charter"), (1) 500,000,000 authorized and unissued shares currently classified as Class A Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)), be, and hereby are, reclassified into a separate series of such Class to be known as Class A Common Stock - Special Series 1;
          (2) 250,000,000 authorized and unissued shares currently classified as Class B Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Two Hundred Fifty Thousand Dollars ($250,000)), be, and hereby are, reclassified into a separate series of such Class to be known as Class B Common Stock - Special Series 1; and (3) 175,000,000 authorized and unissued shares currently classified as Class D Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of One Hundred Seventy Five Thousand Dollars ($175,000)), be, and hereby are, reclassified into a separate series of such Class to be known as Class D Common Stock Special Series 1;

     Class A Common Stock
     --------------------

          FURTHER RESOLVED, that all consideration received by the Company for the issue or sale of each share of Special Series 1 of Class A Common Stock shall be invested or reinvested with the consideration received by the Company for the issue and sale of all other shares now or hereafter authorized of Class A Common Stock (irrespective of whether said shares have been designated as part of a series of said Class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Company allocated to the shares of such Special Series 1 (or to such other shares) by the Board of Directors of the Company in accordance with the Company's Charter;

          FURTHER RESOLVED, that the assets belonging to Class A Common Stock, including Class A Common Stock - Special Series 1, and any other series of Class A Common Stock hereafter authorized, shall be charged with the expenses and liabilities of the Company in respect of Class A Common Stock, Class A Common Stock - Special Series 1 and any other series of Class A Common Stock hereafter authorized, and in respect of any general expenses and liabilities of the Company allocated to Class A Common Stock by the Board of Directors in accordance with the Company's Charter, except that only shares of Special Series 1 of Class A Common Stock shall bear: (x) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of the Company which provides for services exclusively for customers of such institution who beneficially own shares of such Special Series 1, and (y) any other liabilities and expenses which the Board of Directors determines are directly attributable to shares of such Special Series 1 and which are to be borne solely by such Special Series 1 shares;

          FURTHER RESOLVED, that income, earnings, gain or loss on the assets belonging to Class A Common Stock (including Class A Common Stock -Special Series 1 and any other series of Class A Common Stock hereafter authorized) shall be allocated among Class A Common Stock, Class A Common Stock - Special Series 1 and any other series of Class A Common Stock hereafter authorized pro rata in accordance with the number of shares outstanding of Class A Common Stock, Class A

     Common Stock - Special Series 1 and any other new series of Class A Common Stock hereafter authorized;

          FURTHER RESOLVED, that dividends on shares of Class A Common Stock, Class A Common Stock - Special Series 1 and any other series of Class A Common Stock hereafter authorized, shall be paid only out of the assets allocable to such respective series less the liabilities and expenses allocable to such series in accordance with the preceding resolutions;

          FURTHER RESOLVED, that in the event of the liquidation or dissolution of the Company's portfolio consisting of Class A Common Stock, Class A Common Stock - Special Series 1 and any other series of Class A Common Stock hereafter authorized, the stockholders of each such series shall be entitled to receive, out of the assets of this portfolio available for distribution, only the assets allocable to each such series, respectively;

          FURTHER RESOLVED, that each share of Special Series 1 of Class A Common Stock shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of such Special Series 1 and all other shares now or hereafter authorized of Class A Common Stock (irrespective of whether said shares have been designated as part of a series of said Class and, if so designated, irrespective of the particular series designation), except that on any matter that pertains to the agreements or any of the liabilities or expenses referred to in the immediately preceding resolution and that is submitted to a vote of shareholders, only shares of Special Series 1 of Class A Common Stock bearing such liabilities and expenses shall be entitled to vote, except that (i) if said matter affects shares of the Company other than shares of such Special Series 1, such other affected shares shall also be entitled to vote, and in such case shares of Special Series 1 of Class A Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Company; and (ii) if said matter does not affect shares of Special Series 1 of Class A Common Stock bearing such liabilities and expenses, said shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares other than shares of such Special Series 1;

     Class B Common Stock
     --------------------

          FURTHER RESOLVED, that all consideration received by the Company for the issue or sale of each share of Special Series 1 of Class B Common Stock shall be invested or reinvested with the consideration received by the Company for the issue and sale of all other shares now or hereafter authorized of Class B Common Stock (irrespective of whether said shares have been designated as part of a series of said Class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Company allocated to the shares of such Special Series 1 (or to such other shares) by the Board of Directors of the Company in accordance with the Company's Charter;

          FURTHER RESOLVED, that the assets belonging to Class B Common Stock, including Class B Common Stock - Special Series 1, and any other series of Class B Common Stock hereafter authorized, shall be charged with the expenses and liabilities of the Company in respect of Class B Common Stock, Class B Common Stock - Special Series 1 and any other series of Class B Common Stock hereafter authorized, and in respect of any general expenses and liabilities of the Company allocated to Class B Common Stock by the Board of Directors in accordance with the Company's Charter, except that only shares of Special Series 1 of Class B Common Stock shall bear: (x) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of the Company which provides for services exclusively for customers of such institution who beneficially own shares of such Special Series 1, and (y) any other liabilities and expenses which the Board of Directors determines are directly attributable to shares of such Special Series 1 and which are to be borne solely by such Special Series 1 shares;

          FURTHER RESOLVED, that income, earnings, gain or loss on the assets belonging to Class B Common Stock (including Class B Common Stock -Special Series 1 and any other series of Class B Common Stock hereafter authorized) shall be allocated among Class B Common Stock, Class B Common Stock - Special Series 1 and any other series of Class B Common Stock hereafter authorized pro rata in accordance with the number of shares outstanding of Class B Common Stock, Class B

     Common Stock - Special Series 1 and any other new series of Class B Common Stock hereafter authorized;

          FURTHER RESOLVED, that dividends on shares of Class B Common Stock, Class B Common Stock - Special Series 1 and any other series of Class B Common Stock hereafter authorized, shall be paid only out of the assets allocable to such respective series less the liabilities and expenses allocable to such series in accordance with the preceding resolutions;

          FURTHER RESOLVED, that in the event of the liquidation or dissolution of the Company's portfolio consisting of Class B Common Stock, Class B Common Stock - Special Series 1 and any other series of Class B Common Stock hereafter authorized, the stockholders of each such series shall be entitled to receive, out of the assets of this portfolio available for distribution, only the assets allocable to each such series, respectively;

          FURTHER RESOLVED, that each share of Special Series 1 of Class B Common Stock shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of such Special Series 1 and all other shares now or hereafter authorized of Class B Common Stock (irrespective of whether said shares have been designated as part of a series of said Class and, if so designated, irrespective of the particular series designation), except that on any matter that pertains to the agreements or any of the liabilities or expenses referred to in the immediately preceding resolution and that is submitted to a vote of shareholders, only shares of Special Series 1 of Class B Common Stock bearing such liabilities and expenses shall be entitled to vote, except that (i) if said matter affects shares of the Company other than shares of such Special Series 1, such other affected shares shall also be entitled to vote, and in such case shares of Special Series 1 of Class B Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Company; and (ii) if said matter does not affect shares of Special Series 1 of Class B Common Stock bearing such liabilities and expenses, said shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares other than shares of such Special Series 1;

     Class D Common Stock
     --------------------

          FURTHER RESOLVED, that all consideration received by the Company for the issue or sale of each share of Special Series 1 of Class D Common Stock shall be invested or reinvested with the consideration received by the Company for the issue and sale of all other shares now or hereafter authorized of Class D Common Stock (irrespective of whether said shares have been designated as part of a series of said Class and, if so designated, irrespective of the particular series designation), together with all income, earnings, profits and proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Company allocated to the shares of such Special Series 1 (or to such other shares) by the Board of Directors of the Company in accordance with the Company's Charter;

          FURTHER RESOLVED, that the assets belonging to Class D Common Stock, including Class D Common Stock - Special Series 1, and any other series of Class D Common Stock hereafter authorized, shall be charged with the expenses and liabilities of the Company in respect of Class D Common Stock, Class D Common Stock - Special Series 1 and any other series of Class D Common Stock hereafter authorized, and in respect of any general expenses and liabilities of the Company allocated to Class D Common Stock by the Board of Directors in accordance with the Company's Charter, except that only shares of Special Series 1 of Class D Common Stock shall bear: (x) the expenses and liabilities of payments to institutions under any agreement entered into by or on behalf of the Company which provides for services exclusively for customers of such institution who beneficially own shares of such Special Series 1, and (y) any other liabilities and expenses which the Board of Directors determines are directly attributable to shares of such Special Series 1 and which are to be borne solely by such Special Series 1 shares;

          FURTHER RESOLVED, that income, earnings, gain or loss on the assets belonging to Class D Common Stock (including Class D Common Stock - Special Series 1 and any other series of Class D Common Stock hereafter authorized) shall be allocated among class D Common Stock, Class D Common Stock - Special Series 1 and any other series of Class D Common Stock hereafter authorized pro rata in accordance with the number of shares outstanding of Class D Common Stock, Class D

     Common Stock - Special Series 1 and any other new series of Class D Common Stock hereafter authorized;

          FURTHER RESOLVED, that dividends on shares of Class D Common Stock, Class D Common Stock - Special Series 1 and any other series of Class D Common Stock hereafter authorized, shall be paid only out of the assets allocable to such respective series less the liabilities and expenses allocable to such series in accordance with the preceding resolutions;

          FURTHER RESOLVED, that in the event of the liquidation or dissolution of the Company's portfolio consisting of Class D Common Stock, Class D Common Stock - Special Series 1 and any other series of Class D Common Stock hereafter authorized, the stockholders of each such series shall be entitled to receive, out of the assets of this portfolio available for distribution, only the assets allocable to each such series, respectively;

          FURTHER RESOLVED, that each share of Special Series 1 of Class D Common Stock shall otherwise have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of such Special Series 1 and all other shares now or hereafter authorized of Class D Common Stock (irrespective of whether said shares have been designated as part of a series of said Class and, if so designated, irrespective of the particular series designation), except that on any matter that pertains to the agreements or any of the liabilities or expenses referred to in the immediately preceding resolution and that is submitted to a vote of shareholders, only shares of Special Series 1 of Class D Common Stock bearing such liabilities and expenses shall be entitled to vote, except that (i) if said matter affects shares of the Company other than shares of such Special Series 1, such other affected shares shall also be entitled to vote, and in such case shares of Special Series 1 of Class D Common Stock shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Directors of the Company; and (ii) if said matter does not affect shares of Special Series 1 of Class D Common Stock bearing such liabilities and expenses, said shares shall not be entitled to vote (except where required by law or permitted by the Board of Directors) even though the matter is submitted to a vote of the holders of shares other than shares of such Special Series 1.

     SECOND: The shares of Class A, B and D Common Stock of the Company reclassified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been reclassified by the Company's Board of Directors under the authority contained in the Charter of the Company.


     IN WITNESS WHEREOF, UST Master Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested to by its Secretary as of April 27, 1990.



                                        UST MASTER FUNDS, INC.


(SEAL)

Attest:                                 /s/ Karen A. G. Loud
                                        -----------------------------------
                                        Karen A. G. Loud, President


  /s/ W. Bruce McConnel, III
 ---------------------------
 W. Bruce McConnel, III
 Secretary

                                 CERTIFICATE
                                 -----------



     THE UNDERSIGNED, President of U.S.T. MASTER FUNDS, INC., who executed on behalf of said Corporation the attached Articles Supplementary to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of her knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                             /s/ Karen A. G. Loud
                                             ------------------------
                                             Karen A. G. Loud
                                             President

                                 STATE OF MARYLAND

                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                                                    Gene L. Burner, Director

DOCUMENT CODE   16       BUSINESS CODE    03    COUNTY    74
              -------                  -------         -------

#  D1750454            P.A. _____ Religious  ____ Close    X  Stock  ____
 ----------------------                                  ----
Nonstock

Merging                                Surviving
(Transferor)_____________________      (Transferee)____________________
_________________________________      ________________________________
_________________________________      ________________________________
_________________________________      ________________________________


CODE     AMOUNT    FEE REMITTED
----     ------    ------------
10         70       Expedited Fee                             Name Change
         ------
20       ______     Organ. & Capitalization                   (New Name)________________
61       ______     Rec. Fee (Arts. of Inc.)                  __________________________
62         20       Rec. Fee (Amendment)                      __________________________
         ------
63       ______     Rec. Fee (Merger or Consolidation)        _____  Change of Name
64       ______     Rec. Fee (Transfer)                       _____  Change of Principal Office
65       ______     Rec. Fee (Dissolution)                    _____  Change of Resident Agent
66       ______     Rec. Fee (Revival)                        _____  Change of Resident Agent Address
52       ______     Foreign Qualification                     _____  Resignation of Resident Agent
50       ______     Cert. of Qual. or Reg.                    _____  Designation of Resident Agent and
                                                                     Resident Agent's Address
51       ______     Foreign Name Registration                 _____  Other Change _____________
                                                                     __________________________
13        27        2   Certified Copy 20 p
         ------    -----              -----
56       ______     Penalty
54       ______     For. Supplemental Cert.
53       ______     Foreign Resolution
73       ______     Certificate of Conveyance
                    _________________________
                    _________________________
76       ______     Certificate of Merger/Transfer
                    _________________________
                    _________________________
75       ______     Special Fee
80       ______     For. Limited Partnership
83       ______     Cert. Limited Partnership
84       ______     Amendment to Limited Partnership
85       ______     Termination of Limited Partnership

21      ______      Recordation Tax
22      ______      State Transfer Tax
23      ______      Local Transfer Tax
31      ______      ____ Corp. Good Standing
NA      ______      Foreign Corp. Registration
87      ______      _____ Limited Part. Good Standing
71      ______      Financial
600     ______      _______________ Personal                  Code   063
                                                                  ---------
                    Property Reports and
                    __________________ late filing
                    penalties
70      ______      Change of P.O., R.A. or R.A.A.            ATTENTION:  Craig Spencer
                                                                        ------------------------
                                                              __________________________________
                                                              __________________________________

91      ______      Amend/Cancellation, For. Limited
                    Part.
__      ______      Other _____________________               MAIL TO ADDRESS:__________________
                                                              __________________________________
                                                              __________________________________
                                                              __________________________________
                                                              __________________________________
                                                              __________________________________
__      ______      Other______________________

TOTAL
FEES      117
        ------


                     X    Check  _______ Cash    NOTE:
                  -------

                  Documents on _____ checks

APPROVED BY:    JS
            -------------------

                                 STATE OF MARYLAND

                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                  301 West Preston Street Baltimore, Maryland 21201


                                                            DATE:  JUNE 01, 1990


     THIS IS TO ADVISE YOU THAT YOUR ARTICLES SUPPLEMENTARY FOR U.S.T. MASTER FUNDS, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 1, 1990 AT 2:14 PM.



FEE PAID:  117.00


                               JOSEPH V. STEWART
                               CHARTER SPECIALIST